UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Earliest Event Reported:  July 16, 2017

General Moly, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32986	91-0232000
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

1726 Cole Blvd., Suite 115
Lakewood, CO 80401
(Address of principal executive offices, including zip code)

(303) 928-8599
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 210.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company                      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01                                           Entry into a Material Definitive Agreement

On July 16, 2017, General Moly, Inc. (the “Company”) and Amer International Group Co., Ltd. (“Amer”) entered into a Third Amendment (the “Third Amendment”) to the Common Stock Purchase Warrant dated November 24, 2015, as amended by the First Amendment to Warrant dated April 17, 2017 and the Second Amendment to Warrant dated June 16, 2017 (the “Warrant”).  The Third Amendment extends the deadline for satisfaction of all conditions to vesting of the Warrant from July 17, 2017 to August 17, 2017.  The Company and Amer continue to discuss a longer term modification of the other agreements between the parties, supportive of their existing strategic partnership.

The foregoing description of the Third Amendment is qualified in its entirety by reference to the full text of such document, which is attached hereto as Exhibit 10.4.

Item 9.01                                           Financial Statements and Exhibits

(d)                                 Exhibits

Exhibit No.	Description

10.1

Common Stock Purchase Warrant by and between General Moly, Inc. and Amer International Group Co. Ltd. dated November 24, 2015 (Filed as Exhibit 10.2 to our Current Report on Form 8-K filed on December 1, 2015).

10.2

First Amendment to Warrant by and between General Moly, Inc. and Amer International Group Co. Ltd. dated April 17, 2017 (Filed as Exhibit 10.2 to our Current Report on Form 8-K filed on April 18, 2017).

10.3

Second Amendment to Warrant by and between General Moly, Inc. and Amer International Group Co. Ltd. dated June 16, 2017 (Filed as Exhibit 10.3 to our Current Report on Form 8-K filed on June 20, 2017).

10.4	Third Amendment to Warrant by and between General Moly, Inc. and Amer International Group Co. Ltd. dated July 16, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL MOLY, INC.

Dated: July 18, 2017	By:	/s/ Amanda Corrion
Amanda Corrion
Principal Accounting Officer